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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                               MEDIQ INCORPORATED
             (Exact name of registrant as specified in its charter)


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            Delaware                                     51-0219413
(State of incorporation or organization) (I.R.S. Employer Identification Number)


        One MEDIQ Plaza                                        08110
      Pennsauken, New Jersey                                 (Zip Code)
  (Address of principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

           None                                    None
      (Title of Class)                      (Name of Exchange)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

         Securities Act registration statement file number to which this form relates: 333-46233

         Securities to be registered pursuant to Section 12(g) of the Act:

               Series A Preferred Stock, par value $0.01 per share
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                                (Title of Class)


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Item 1.  Description of Securities to be Registered

         A description of the Registrant's Series A Preferred Stock is set forth under the caption "DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER - Series A Preferred Stock" contained in the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-46233) declared effective on April 28, 1998 (the "Form S-4 Registration Statement"). The Form S-4 Registration Statement, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits

         3.1      Form of Certificate of Incorporation of MEDIQ Incorporated.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


         Dated:  May 28, 1998       MEDIQ INCORPORATED


                                    By:    /s/ Jay M. Kaplan
                                           Jay M. Kaplan, Vice President




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